Limited Partnership Agreement
                  The Winmax ALPHA Fund Limited Partnership


      This Agreement of Limited Partnership (the "Agreement") made and entered into this ______ day of ______________, 19 ____ , by and between Winmax Trading Group, Inc. (the "General Partner") and other parties who shall execute this agreement, whether in counterpart, by separate instrument or otherwise, as Limited Partners (individually, a "Limited Partner" or collectively, the "Limited Partners").

                                 WITNESSETH

     WHEREAS, the parties hereto desire to form a limited partnership for the purpose of speculative trading in commodity futures, options on futures and related financial instruments.

    NOW, THEREFORE, the parties hereto agree as follows:

1.  Formation and Name.

The parties hereto do hereby agree to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date hereof (the "Act"), and the rights and liabilities of the Partners shall be as provided in the Act except as otherwise herein provided. The name of the limited partnership shall be "The Winmax ALPHA Fund Limited Partnership". The General Partner shall execute and file with the Office of the Secretary of State of Delaware a Certificate of Limited Partnership in accordance with the provisions of the Act and shall execute, file, record and publish as appropriate such amendments, assumed name certificates and other documents as necessary or advisable by the General Partner. Each Limited Partner agrees to furnish the General Partner with a limited power of attorney which may be filed with the Certificate of Limited Partnership and any amendments thereto and such additional information as is required to complete such documents and shall execute and cooperate in the filing, recording or publishing of such documents at the request of the General Partner.

2.  Principal Office.

The principal office of the Partnership shall be 429 Seabreeze Blvd., Suite 227, Ft.Lauderdale, FL 33316 , or such other place as the General Partner may designate from time to time.

3.  Business.

The Partnership's business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of commodity futures contracts and options on futures contracts and any rights pertaining thereto which are traded on US exchanges.

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4.  Term, Dissolution and Fiscal Year.

(a) Term. The term of the Partnership shall commence on the day on which the Certificate of Limited Partnership is filed with the Office of the Secretary of State of Delaware and shall end upon the first to occur of the following:
(i) December 31, 2020; (ii) any of the "events of withdrawal" specified in
Section 17-402 of the Act with respect to the General Partner; (iii) the Net Assets of the partnership at the end of any day drop below 50% of the Net Assets of the Partnership at the commencement of Partnerships operations or, after the Partnership's first full calendar month, to below 50% of Partnership Net Assets at the end of any previous calendar month, in either case after adjusting for additions, distributions, redemptions and incentive allocation;
(iv) any event which shall make it unlawful for the existence of the Partnership to be continued; or (v) the General Partner elects to terminate the Partnership at any time for any reason in its sole and absolute discretion.

(b) Dissolution. Upon the first to occur of the events in section (a) above, the Partnership shall be dissolved in accordance with the Act. The General Partner and each Limited Partner shall share in the assets of the Partnership after the payment of creditors, pro rata in accordance with their respective Capital Accounts, less any amount owing by such Partner to the Partnership.

(c) Fiscal Year. The fiscal year of the Partnership shall begin on January 1 of each year and end on the following December 31.

5.  Management of the Partnership.

(a) Management. The General Partner, to the exclusion of all other partners, shall conduct and manage the business of the Partnership including, without limitation, the investment of the funds of the Partnership. No Limited Partner shall be entitled to any salary, draw or other compensation from the Partnership on account of any investment in the Partnership. The General Partner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Partners, shall execute various documents on behalf of the Partnership and the Partners and supervise the liquidation of the Partnership if an event causing dissolution of the Partnership occurs.

(b) Trading. The General Partner may in furtherance of the business of the Partnership cause the Partnership to buy, sell, hold, or otherwise acquire or dispose of commodity interests traded on US exchanges. The General Partner is authorized to engage one or more selling agents, brokers, banks and dealers for the Partnership from time to time in its sole discretion.

(c) Fiduciary responsibility. The General Partner shall devote such time to the Partnership's affairs as shall be required to effectively manage the business and affairs of the Partnership. The General Partner shall have a fiduciary responsibility to the Partnership with respect to the safe keeping and use of all funds and assets of the Partnership, and he shall not employ or permit others to employ such funds and assets in any manner except for the benefit of the Partnership.

(d) Employment. The General Partner has sole discretion regarding the appointment or employment of all persons or entities providing services to the Partnership including, but

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not limited to, trading advisors, brokers and accountants and may employ any such persons or entities on behalf of the Partnership without notice to the Partners.

(e) Other business. The General Partner may engage in other business activities and shall not be required to refrain from any other activity or disgorge any profits from such activity, whether as general partner of additional partnerships for investment in commodity interest or otherwise.

(f) Books and records. The Partnership shall keep and retain books and records relating to the business of the Partnership as the General Partner deems necessary or advisable, or as required by the Commodity Exchange Act, as amended, and the rules and regulations of the CFTC, at the principal office of the Partnership, or such other offices as the General Partner deems advisable. Such books and records shall be retained by the Partnership for not less than six years. The Limited Partners shall be given reasonable access to the books and records of the Partnership.

(g) Commingling. The Partnership shall make no loans. Assets of the Partnership will not be commingled with assets of any other entity. Deposits of assets with a futures broker as margin shall not be considered commingling.

(h) Incentive allocation. The General Partner is entitled to receive a monthly incentive allocation equal to 25% of each Limited Partner's Net New Profit, if any, at the end of each calendar month. Net New Profit is the amount by which the amount of profit credited to the Limited Partner's Capital Accounts at the end of a calendar month (before deduction of any incentive allocation payable in respect of such calendar month) exceeds (i) in the case of the Partnership's initial calendar month, zero, or (II) in all other cases, the highest amount of profit credited to such Capital Accounts as of the end of any prior calendar month, after adjusting for intervening additions, distributions and redemptions. Profit is the aggregate amount of net profit (realized and unrealized) allocated to the Limited Partner's Capital Accounts in accordance with the Limited Partnership Agreement on a cumulative basis, before any charge for incentive allocations. The incentive allocation shall be paid at the end of each calendar month. In the event of a redemption of a Limited Partner's interest as of a date other than the end of a calendar month, the incentive allocation payable will be determined as of the effective date of such redemption or termination as if it were the end of a calendar month. If any incentive allocation is paid by a Limited Partner to the General Partner in respect of Net New Profits in such Limited Partner's Capital Account and a loss is subsequently charged to such Capital Account, the General Partner shall be entitled to retain the incentive allocations previously paid in respect to such Capital Account. No subsequent incentive allocation will be payable in respect to such Capital Account until the loss charged to such Capital Account has been made up. Losses will be carried forward from year to year for purposes of computing incentive allocations.

(i) Exculpation. The General Partner, and its respective officers, directors, stockholders, employees, agents and affiliates and each person who controls any of the same shall not be liable, responsible or accountable for damages or otherwise to the Partnership or any of the Partners, their successors or permitted assigns, except by reason of acts or omissions due to bad faith, willful misconduct, gross negligence or breach of fiduciary duty. In no event shall the General Partner be liable to the Partnership or to any of the Partners or their successors for special, incidental, punitive or consequential damages.


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Each Limited Partner acknowledges that any claim, action or proceeding in connection with this Agreement or the Partnership shall be brought solely against the General Partner and the assets of the General Partner, and not against any officer, director, shareholder, employee, agent or affiliate of the General Partner or any person who controls any of the same.

6.  Report to Limited Partners.

The Partnerships' books shall be audited annually by independent public accountants. The Partnership will cause each Limited Partner to receive (i) reports at least quarterly of the Partnership's activities; (ii) within 90 days after the close of each fiscal year, certified audited financial statements of the Partnership for the fiscal year the ended; and (iii) within 90 days after the close of each fiscal year, such Partnership tax information as is necessary for each Partner to complete its federal income tax return.

7.  Capital Contributions and Limited Partnership Interests.

(a) Initial capital contributions. Interests in the Partnership shall be evidenced by Units of Partnership Interest ("Units" or "Unit"). The General Partner on behalf of the Partnership will issue Units to persons desiring to become Limited Partners, provided that such persons are determined by the General Partner to be qualified and provided their subscriptions and Subscription Agreements are accepted by the General Partner. Immediately prior to commencement of trading the General Partner will contribute to the capital of the Partnership the lesser of (i) 1% of the aggregate contributions made by all Partners to the Partnership or (ii) $200,000 and the General Partner shall maintain its capital contribution to the Partnership at an amount equal to the lesser of (i) 1% of the aggregate contributions made from time to time by all Partners to the Partnership or (ii) $200,000. The General Partner may withdraw any portion of its interest in the Partnership which is in excess of its required general partnership interest established in the preceding sentence. The General Partner also may purchase limited partnership interests in the Partnership. The General Partner shall, with respect to any Interests owned by it, enjoy all the rights and privileges and be subject to all of the obligations and duties of a Limited Partner.

(b) Additional contributions. Limited Partners may make additional contributions to the capital of the Partnership only to the extent (if at all) that the General Partner shall permit. The aggregate of all contributions shall be available to the Partnership to conduct its business. The General Partner in its sole discretion may accept or reject any subscription for any reason. All subscriptions are irrevocable by subscribers.

8.  Allocation of Profit and Losses.

(a) Capital Accounts. A Capital Account shall be established for each Partner. The initial balance of each Partner's Capital Account shall be the amount of its initial capital contribution to the Partnership. Each Partner's Capital Account shall be increased and/or decreased by the close of business on the last day of each month by the amount of any additional contributions, the allocation of profit and/or losses, incentive allocations as required by the Partnership Agreement (See Paragraph 5 (h)) and any special contingencies allocations. As of the close of business on the last day of each month

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determination shall be made regarding the Net Asset Value of the Partnership
(See Paragraph 9) and 1% of any increase or decrease in Net Asset Value shall be allocated to the Capital Account of the General Partner. Then 99% of any increase or decrease in Net Asset Value shall be allocated to the Capital Account of each Partner in the ratio that the balance of each account bears to the balance of all accounts for that month.

(b) Monthly allocation of Profit and Loss. Taxable income and loss generally will be allocated in such manner as to reflect as nearly as possible the amounts credited or charged to each Partner's Capital Account. As of the end of each month, the amounts determined in accordance with subparagraph (a) above will be credited or charged, as applicable, proportionately to the Partner's Capital Accounts based on the amount of each Partner's Capital Account at the beginning of such month.

(c) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year, the Partnership's realized items of income, gain, loss, deduction or credit shall be allocated among the Partners in the proportion of their respective Capital Accounts bearing to the total account of all Partners. Any Partner who redeems Units during any fiscal year will be allocated his or her proportionate share of income, gain, loss, deduction or credit realized by the Partnership during the period that such Units were owned by such Partner.

(d) Expenses. The Partnership shall bear all futures brokerage commissions and shall be obligated to pay all liabilities incurred by it including without limitation, all expenses incurred in connection with its trading activities, incentive allocations, ongoing professional fees, office and administrative expenses, all extraordinary operating expenses and any taxes payable by the Partnership on its net income or profits.

(e) Return of a Partner's Capital Contribution. A Partner shall have the right to withdraw capital through redemption of Units and shall be entitled to distributions in accordance with the terms of this Agreement. In no event shall a Partner be entitled to demand or receive property other than cash.

9.  Net Asset Value.

The Net Asset Value of the Partnership shall be the difference between the value of the assets of the Partnership and the amount of liabilities of the Partnership. Unless otherwise specified below, all assets and liabilities are to be determined on the basis of generally accepted accounting principles, consistently applied. For purposes of determining Net Asset Value such shall include any unrealized profit or loss on open futures or options positions; any US Government Securities valued at cost plus accrued monthly interest; brokerage commissions and fees, if any, on open positions; incentive fees, if incurred, during a given month and to be paid at the end of such month. Net Asset Value per Unit is calculated by dividing the Net Asset Value of the Partnership by the number of Partnership Units outstanding for that month.

10.  Redemption of Units.

Upon the receipt of a request for redemption from a Limited Partner, the General Partner will cause the Partnership to redeem for cash all (or any portion in an amount not less than $5,000) of such Limited Partner's Interest Units at their Net Asset Value. Such

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redemption shall occur as of the last day of the month (the "Redemption Day")
after the General Partner has received a request for redemption at least 10 business days in advance of such redemption date. In such request, the Limited Partner must represent and warrant that it is the true, lawful, and beneficial owner of the subject Interest with full power and authority to request such redemption. The signature of such request must be notarized. The General Partner, in its sole discretion, may waive any notice period or the requirement of a notarized signature, provided that in the sole opinion of the General Partner the Partnership will not be prejudiced by such action. The General Partner, in its sole discretion, upon 10 days' notice to any Limited Partner, may cause the Partnership to redeem for cash as of the last day of any calendar month all or any portion of such Limited Partner's Interest for any reason. With respect to all redemptions payment will be made within 30 days after the Redemption Date, except that under special circumstance including but not limited to the inability on the part of the Partnership to liquidate positions or default or delay in payments due the Partnership from brokers, banks or other persons, the Partnership may delay payment to Partners whose Interest are being redeemed. The right to obtain redemption is contingent upon the Partnership having property sufficient to discharge its liabilities on the Redemption Date. The Capital Account of the redeeming Limited Partner shall be reduced accordingly as of the Redemption Date. The General Partner, at its sole discretion, may allow redemption at time other than the redemption dates.

11.  Assignability.

A Limited Partner may not directly or indirectly assign, transfer or encumber any or all of its Interest without the prior written consent of the General Partner. An assignee who does not become a substituted partner shall be entitled to receive the share of the profits or the return of capital to which his assignor would otherwise be entitled, but shall not be entitled to vote, to an accounting of Partnership's transactions, to receive tax information, or to inspect the books and records of the Partnership.

12.  Additional Partners.

The General Partner may admit additional Limited Partners to the Partnership as of the first day of any month after the Partnership has been formed and commenced trading. Each additional person so admitted to the Partnership, if any, shall be subject to and bound by all the provisions of this Agreement, as it may be amended from time to time, as if originally a party hereto and shall execute such documents as shall be necessary or appropriate to evidence its admission to the Partnership and its obligations as a Limited Partner. Such admittance will be in the sole discretion of the General Partner upon payment of a capital contribution for each Unit of Partnership Interest to be acquired at the Net Asset Value per Unit as of the last business day of each month.

13.  Special Power of Attorney.

Each Limited Partner, by the execution of this Agreement, does irrevocably appoint the General Partner, with power of substitution, as its true and lawful attorney-in-fact to execute, acknowledge, swear to, deliver, file, record and publish, as appropriate: amendments to this Agreement hereto; a certificate of limited partnership and

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amendments hereto; certificates of assumed name for the Partnership; and any other instrument to conduct the Partnership's business and affairs. The power of attorney shall be deemed irrevocable and deemed to be a power coupled with an interest and shall survive the death, legal incapacity, insolvency or dissolution of a Limited Partner.

14.  Withdrawal or Death of a Partner.

The Partnership shall terminate and be dissolved upon the withdrawal, insolvency or dissolution of the General Partner. The General Partner shall not withdraw from the Partnership without giving the Limited Partners 30 days' prior written notice. The death, legal disability, withdrawal, insolvency or dissolution of a Limited Partner shall not terminate or dissolve the Partnership and such Partner, his estate, custodian or personal representative shall have no right to withdraw or value such Partner's Interest in the Partnership except as provided in Subparagraph 10 above.

15.  Amendments.

If, at any time during the term of the Partnership, the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective if embodied in an instrument signed by the General Partner and by Limited Partners owning more than fifty percent (50%) of the Units then owned by all Partners. However, the General Partner may, at its sole discretion make such amendment to this Agreement as may be necessary to enable the Partnership to be classified for federal income tax purposes as a Partnership and not as an association taxable as a corporation or to permit the qualification or registration of the Units for sale in any state or jurisdiction. Any such supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Agreement, however, that no such supplemental or amendatory agreement shall, without the consent of all Partners, change or alter this Section 15, extend the terms of the Partnership, reduce the capital account of any Partner or modify the percentage or profits, losses or distributions to which any Partner is entitled.

16.  Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

17.  Arbitration.

Any disputes, claims, actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be decided by arbitration before the National Futures Association in accordance with its rules. If the National Futures Association declines to hear any such dispute, the dispute shall be decided by arbitration before the American Arbitration Association in accordance with its rules. The place of arbitration shall be Ft.Lauderdale, Florida. The Partners agree to submit to the jurisdiction of any state or federal court located in Florida and to waive any right to transfer or to change the venue of any such litigation

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18.  Indemnification.

(a) By the Partnership. The Partnership shall indemnify, defend and hold harmless the General Partner, and its employees and affiliates from and against any loss, liability, damage, cost or expense (including legal fees and expenses) and any amounts paid in settlement thereof (provided that the Partnership shall have approved such settlement) resulting from or relating to its actions or capacity as General Partner, or otherwise concerning the business or activities undertaken on behalf of the Partnership, provided that the act or omission which was the subject of the demand, claim or action did not constitute gross negligence, willful misconduct, breach of fiduciary obligations to the Partnership or violations of federal or state securities law or any other intentional or criminal wrongdoing.

(b) By the partners. In the event the Partnership is made a party of or to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Partner's obligations or liabilities unrelated to the Partnership's business, such Partner shall indemnify and reimburse the Partnership for all loss and expenses incurred, including reasonable attorneys' fees.

19. Miscellaneous.

(a) Priority among partners. No Partner shall be entitled to any priority or preference over any other Partner with regard to the affairs of the Partnership.

(b) Notices. All notices under this Agreement, other than reports by the General Partner to the Partners, shall be in writing and shall be effective upon personal delivery, or if sent by registered or certified mail, postage prepaid, addressed to the last known address of the party to whom such notice is given, upon deposit of such notice in the United States mails. Reports by the General Partner to the Partners shall be in writing and shall be sent first class mail to the last known address of each Partner.

(c) Binding effect. This Agreement shall inure to and be binding upon all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner hereunder, the Partnership and the General Partner may rely upon the Partnership's records as to who are Partners and all Partners agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Sections 15 and 17 hereof.

(d) Captions. Captions in this Agreement no way define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.
(e) Counterparts.  This Agreement may be executed in several counterparts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GENERAL PARTNER:                          LIMITED PARTNER:
Winmax Trading Group, Inc.


___________________________               _____________________________
/s/ Ralph D. Pistor, president           /s/  Limited Partner

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